UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 5, 2020

US Nuclear Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7051 Eton Avenue

Canoga Park, CA 91303

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(818) 883-7043

(ISSUER TELEPHONE NUMBER)

 N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement (Grapheton, Inc.)

On February 5, 2020, US Nuclear Corp., a Delaware corporation (the “Corporation”) entered into a Stock Purchase Agreement (“SPA”) with Grapheton, Inc., a California corporation (“Grapheton”). Grapheton is a start-up company that focuses on building energy storage devises, known as supercapacitors, from a new material system. The technology utilized by Grapheton has been proven to provide a compelling advantage in microelectrode arrays with superior electrical and electrochemical properties. Grapheton was founded by Sam Kassegne, PgD, PE (“Kassegne”), who serves as Grapheton’s President and Chief Technical Officer, and Bao Nguyen (“Nguyen”), Grapheton’s Chief Operations Officer.

Pursuant to the terms of the SPA, the Corporation will acquire a total of 2,552 shares of Grapheton’s common stock over a two years period.

At the time of closing, US Nuclear will acquire:

-	Sixty-six (66) shares of Grapheton common stock from Kassegne in exchange for payment in the amount of $42,500;

-	Sixty-six (66) shares of Grapheton common stock from Nguyen in exchange for payment in the amount of $42,500;

-	233 shares of Grapheton common stock from Grapheton’s authorized shares in exchange for $150,000; and

-	1,087 shares of Grapheton common stock from Grapheton’s authorized shares in exchange for shares of the Corporation’s common stock in an amount equal to $700,000, as valued by an independent third-party valuator.

On the one-year anniversary of the closing of the SPA, the Corporation shall receive an additional 1,100 shares of Grapheton’s common stock in exchange for shares of the Corporation’s common stock in an amount equal to $707,777, as valued by an independent third-party valuator.

An additional “true up” issuance of the Corporation’s common stock to Grapheton may be made on the second anniversary of the closing of the SPA, based on the valuation of the Corporation’s stock on that date by a third-party valuator. At the time the SPA was executed, Grapheton, Mr. Kassegne, and Mr. Nguyen were not affiliates of the Corporation and had no material relationship with the Corporation aside from their roles in this transaction.

As a condition to closing, Grapheton must deposit 3,147 shares of common stock in escrow, which shall be issued to the Corporation on the first anniversary of the closing of the SPA as described above, and pursuant to two Independent Contractor Agreements, as described below. Future issuances of Grapheton’s common stock shall be automatically and without any action from Grapheton.

Closing of the SPA is also conditioned on a variety of other factors, including the execution of two Independent Contractor Agreements, as discussed below, the execution of an escrow agreement, retaining an escrow agent, and due diligence to be performed by the Corporation for a period of twenty-five (25) days.

Independent Contractor Agreements

On the same day, the Corporation and its Chief Executive Officer, Robert I. Goldstein, entered into separate Independent Contractor Agreements with Grapheton whereby the Corporation and Mr. Goldstein would provide services to Grapheton for a period of twenty-four months after the closing of the SPA.

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Under the Corporation’s Independent Contractor Agreement, the Corporation will earn an additional 1,164 shares of Grapheton’s common stock for services rendered over a two-year period. These services are not specifically defined, but generally involve advising Grapheton on matters relating to the Corporation’s expertise and performing tasks as directed by Grapheton. In exchange for these services, the Corporation shall receive forty-nine (49) shares of stock every month for twenty-three (23) months, with the Corporation receiving thirty-seven (37) shares of stock on the twenty-fourth (24th) and final month. Once all issuances are made under the SPA and the Corporation’s Independent Contractor Agreement, the Corporation will own forty percent (40%) of Grapheton’s issued and outstanding common stock. The SPA and the Corporation’s Independent Contractor Agreement is referred to herein as the “Acquisition.”

Under Mr. Goldstein’s Independent Contractor Agreement, he will earn 883 shares of Grapheton’s common stock issued in a similar manner over a two-year period: during the first twenty-three (23) months, Mr. Goldstein will receive thirty-seven (37) shares of stock, with Mr. Goldstein receiving thirty-two (32) shares of common stock on the twenty-fourth (24th) and final month. Once the issuances are made under Mr. Goldstein’s Independent Contractor Agreement, he will own 9.9% of the issued and outstanding common stock in Grapheton.

Closing of the Acquisition

Pursuant to the SPA, the closing of the Acquisition shall occur no later than March 15, 2020. However, there is no guarantee that the Corporation will close the SPA or the Independent Contractor Agreements, as due diligence must be completed by the Corporation and closing of the SPA is contingent on several conditions’ precedent. The SPA and Independent Contractor Agreements are attached hereto as Exhibits. The Company will amend this Form 8-K to disclose the closing of Acquisition.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Stock Purchase Agreement (Grapheton)
99.2	Independent Contractor Agreement (UCLE)
99.3	Independent Contractor Agreement (Goldstein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Nuclear Corp.

By:  /s/ Robert Goldstein

Name:  Robert Goldstein

Title: Chief Executive Officer and President

Dated: February 5, 2020

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